UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2022 (October 27, 2022)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, on September 6, 2022, EQT Corporation, a Pennsylvania corporation (“EQT”), and its wholly owned subsidiary, EQT Production Company, a Pennsylvania corporation (the “Buyer” and, together with EQT, the “EQT Parties”) entered into a Purchase Agreement (the “Purchase Agreement”) with THQ Appalachia I, LLC, a Delaware limited liability company (the “Upstream Seller”), THQ-XcL Holdings I, LLC, a Delaware limited liability company (the “Midstream Seller” and, together with the Upstream Seller, the “Sellers”), and the subsidiaries of the Sellers named on the signature pages thereto pursuant to which the EQT Parties have agreed to acquire (the “Acquisition”) the Sellers’ upstream oil and gas assets and gathering and processing assets through the Buyer’s acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC, a Delaware limited liability company, and THQ-XcL Holdings I Midco, LLC, a Delaware limited liability company.

The Sellers are affiliates of Quantum Energy Partners (“Quantum”). Pursuant to the Purchase Agreement, EQT has agreed to, subject to and contingent upon the satisfaction and completion of EQT’s customary director qualification and approval process, take all action necessary to facilitate the appointment of Wil VanLoh, the Founder and Chief Executive Officer of Quantum, to EQT’s Board of Directors (the “Board”), effective as of the date on which the Acquisition closes. Further, EQT will take all necessary action to cause Mr. VanLoh or one other director designated by Quantum and its affiliates and reasonably acceptable to EQT to be included in a slate of nominees recommended by the Board to EQT’s shareholders for election as a director at EQT’s 2023 annual meeting of the shareholders and to serve as a member of the Board thereafter for the remainder of the term contemplated thereby (the “2023 Designation Right”).

On October 27, 2022, EQT was informed that, out of an abundance of caution and to ensure compliance with Section 8 of the Clayton Antitrust Act of 1914 (relating to director and officer interlocks), the Sellers no longer intend to seek the appointment of Mr. VanLoh, or another individual designated by Quantum, to the Board at the closing of the Acquisition. However, the Sellers have reserved their rights regarding such appointment, including pursuant to the 2023 Designation Right, and it is possible that the Sellers or Quantum may determine to exercise such rights in the future.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Examples of forward-looking statements include, among others, statements relating to the composition of the Board upon closing of the Acquisition. The forward-looking statements included in this Form 8-K involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to actions beyond EQT’s control. Any forward-looking statement speaks only as of the date on which such statement is made, and EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: November 1, 2022	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary